MEDICUS PHARMA LTD.

Up to $15,349,674 of Common Shares

EQUITY DISTRIBUTION AGREEMENT

December 29, 2025

Maxim Group LLC
300 Park Avenue, 16th Floor
New York, New York 10022

Yorkville Securities, LLC
1012 Springfield Avenue
Mountainside, NJ 07092

Ladies and Gentlemen:

Medicus Pharma Ltd., a corporation organized under the laws of Ontario, Canada (the "Company"), proposes to issue and sell through Maxim Group LLC ("Maxim")  and Yorkville Securities, LLC ("Yorkville Securities" and, each of Maxim and Yorkville Securities being individually and collectively referred to herein as the "Agent"), as sales agents, common shares of the Company, no par value (the "Common Shares"), having an aggregate offering price of up to $15,349,674 of Common Shares (the Common Shares subject to this Equity Distribution Agreement (this "Agreement") being referred to herein as the "Shares") on terms set forth herein.  The Shares consist entirely of authorized but unissued Common Shares to be issued and sold by the Company.

The Company hereby confirms its agreement with the Agents with respect to the sale of the Shares.

1. Representations and Warranties of the Company.

(a) The Company represents and warrants to, and agrees with, the Agents as follows:

(i) The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Agents, as sales agents or principals, Shares; provided, however, that in no event shall the Company issue or sell through or to the Agents such number or dollar amount of Shares that would exceed the Maximum Amount (as defined below). The issuance and sale of the Shares through or to the Agents will be effected pursuant to a registration statement on Form S-3 filed or to be filed on or about the date hereof with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act of 1933"), and the rules and regulations promulgated thereunder (the "Rules and Regulations" and collectively with the Securities Act of 1933, the "Securities Act").  Except where the context otherwise requires, "Registration Statement," as used herein, means the registration statement on Form S-3 filed or to be filed on or about the date hereof by the Company with the Commission, as amended at the time of such registration statement's effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at such time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act (the "462(b) Registration Statement").  Except where the context otherwise requires, "Base Prospectus," as used herein, means the base prospectus filed or to be filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement.  Except where the context otherwise requires, "Prospectus Supplement," as used herein, means the most recent prospectus supplement to the Base Prospectus relating to the offering of the Shares pursuant to this Agreement, filed or to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and in accordance with the terms of this Agreement.  Except where the context otherwise requires, "Prospectus," as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement, as may be amended or supplemented from time to time.  "Permitted Free Writing Prospectus," as used herein, means the documents, if any, listed on Schedule A attached hereto and, after the date hereof, any "issuer free writing prospectus" as defined in Rule 433 of the Securities Act, that is expressly agreed to by the Company and Maxim in writing to be a Permitted Free Writing Prospectus. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein pursuant to Item 12 of Form S-3 (the "Incorporated Documents"), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").  All references in this Agreement to financial statements and schedules and other information which is "described," "contained," "included" or "stated" in the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, the Prospectus or Permitted Free Writing Prospectus as the case may be.  Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Base Prospectus, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act") on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, the Prospectus, the Prospectus Supplement or such Permitted Free Writing Prospectus, if any, as the case may be, and incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3.  "Time of Sale" means each time a Share is purchased pursuant to this Agreement.

(ii) The Registration Statement, complies as of the date hereof (if filed with the Commission on or prior to the date hereof), and will comply upon the effectiveness of any amendment thereto and at each Time of Sale and each Settlement Date (as defined below) (as applicable), in all material respects, with the requirements of the Securities Act; at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the "Prospectus Delivery Period"); the Registration Statement, as may be amended, will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby (the "Offering") have been satisfied, subject to the limitations imposed on transactions conducted pursuant to General Instruction I.B.6 of Form S-3 if then applicable; the Registration Statement meets, and the Offering complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Registration Statement did not, as of the date hereof, and will not, as of the time of effectiveness and the effective date of any amendment thereto, at each Time of Sale, if any, and at all times during a Prospectus Delivery Period, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(A) The Prospectus, as of the date of the Prospectus Supplement, as of the date hereof (if filed with the Commission on or prior to the date hereof), at each Settlement Date and Time of Sale (as applicable), and at all times during a Prospectus Delivery Period, complied, complies or will comply, in all material respects, with the requirements of the Securities Act; and the Prospectus, and each supplement thereto, as of their respective dates, at each Settlement Date or Time of Sale (as applicable), and at all times during a Prospectus Delivery Period, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(B) Each Permitted Free Writing Prospectus, if any, as of its date and as of each Settlement Date and Time of Sale (as applicable), and at all times during a Prospectus Delivery Period (when taken together with the Prospectus at such time) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in subparagraphs (A), (B) and (C) above shall not apply to any statement contained in the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus that has been made in reliance upon and in conformity with information concerning the Agents that is furnished in writing by or on behalf of the Agents expressly for use in the Registration Statement, the Base Prospectus, the Prospectus or such Permitted Free Writing Prospectus, if any, it being understood and agreed that only such information furnished by the Agents as of the date hereof consists of the information described in Section 5(b)(ii).

(iii) Except as disclosed in the Company's filings with the Commission, prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any "prospectus" (within the meaning of the Securities Act) or used any "prospectus" (within the meaning of the Securities Act) in connection with the Offering, in each case other than the Base Prospectus or any Permitted Free Writing Prospectus; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act; assuming that a  Permitted Free Writing Prospectus, if any, is sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus, if any, was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the Company will satisfy the provisions of Rule 164 or Rule 433 necessary for the use of a free writing prospectus (as defined in Rule 405) in connection with the Offering; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the Offering, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor the Agents are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the Offering, "free writing prospectuses" (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the parties hereto agree and understand that the content of any and all "road shows" (as defined in Rule 433 under the Securities Act) related to the Offering is solely the property of the Company.

(iv) Each Permitted Free Writing Prospectus, as of its issue date, each Time of Sale and each Settlement Date occurring after such issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Agents as described in Section 3(c)(iii), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Base Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agents specifically for use therein, it being understood and agreed that the only such information furnished by the Agents as of the date hereof consists of the information described in Section 5(b)(ii).

(v) As of their respective dates, the Registration Statement and the Prospectus complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the Registration Statement and the Prospectus, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company incorporated by reference into the Registration Statement and the Prospectus comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles in the United States as issued by the Financial Accounting Standards Board applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Exchange Act and the rules and regulations thereunder to be described in the Registration Statement and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement to which the Company is a party is material to the Company's business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Except as disclosed in the Registration Statement and the Prospectus, none of such agreements has been assigned by the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material default thereunder. To the best of the Company's knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(vi) The Company has been duly organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation. The Company and each of the Subsidiaries has full corporate power and authority to own its respective properties and conduct its business as currently being carried on and as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would reasonably be expected to have a material adverse effect upon the results of operations, business, management, properties, prospects, conditions (financial or otherwise) or operations, of the Company and the Subsidiaries, either individually or taken as a whole ("Material Adverse Effect").

(vii) Except as disclosed in the Prospectus, subsequent to the dates as of which information is given in the Prospectus, there has not been with respect to the Company (including its Subsidiaries on a consolidated basis) any development that would reasonably be expected to result in a Material Adverse Effect.

(viii) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its Subsidiaries or of which any property or assets of the Company or any of its Subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Effect.

(ix) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any law, rule or regulation to which the Company or any of its Subsidiaries is subject, (ii) any agreement or instrument to which the Company or any of its Subsidiaries or by which it is bound or to which any of its property is subject, (iii) the Company's Amended and Restated Certificate of Incorporation, as amended (the "Charter"), or Amended Bylaws, or the organizational documents of any of its Subsidiaries, or (iv) any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of its properties, except, in the case of clauses (i), (ii) and (iv), for such breaches, violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby and thereby, including the issuance or sale of the Shares by the Company, except for such consents, approvals, authorizations, orders or filings as have been obtained or made or as may be required under the Securities Act or state securities or blue sky laws; and the Company has and will have full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated hereby and thereby.

(x) All of the issued and outstanding shares of capital stock of the Company, including the outstanding Common Shares, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; all of the issued and outstanding shares of capital stock of each of the Subsidiaries are duly authorized and validly issued, fully paid and nonassessable, and are majority owned by the Company, directly or through wholly-owned Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except for those arising under any credit facility or loan agreement ("Credit Facilities") to which the Company or any of its Subsidiaries is a party or their assets are bound as disclosed in the Registration Statement and the Prospectus, have been issued in compliance with all applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; the Shares which may be sold under this Agreement by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company, including the Common Shares, conforms in all material respects to the description thereof in the Registration Statement and the Prospectus. Except as otherwise stated in the Registration Statement and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Common Shares pursuant to the Company's Certificate of Incorporation, as amended, or any agreement or other instrument to which the Company is a party or by which the Company is bound.  Neither the filing of the Registration Statement nor the Offering gives rise to any rights for or relating to the registration of any Common Shares or other securities of the Company, except for such registration rights as have been duly waived. Except as described in the Registration Statement and the Prospectus, as of the date hereof, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.  The Company has the authorized and outstanding capital stock as set forth in the Prospectus as of the date set forth therein.

(xi) The Company and each of its Subsidiaries holds, and is operating in compliance with  all grants, authorizations, licenses, permits, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its respective businesses and all such grants, authorizations, licenses, permits, consents, certifications and orders are valid and in full force and effect, except for such noncompliance or failures to be in full force and effect that would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such grant, authorization, license, permit, consent, certification or order or has reason to believe that any such grant, authorization, license, permit, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its Subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except for such noncompliance that would not reasonably be expected to result in a Material Adverse Effect. No approval, authorization, consent or order of or filing with any foreign, federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Securities Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agents, (iii) the filing of any reports under the Exchange Act, (iv) such approvals as may be required by the Conduct Rules of the Financial Industry Regulatory Authority, Inc. ("FINRA"), (v) filing of the notification for listing of the Shares with the Nasdaq Capital Market or (vi) such approvals as have been obtained or made as of the Time of Sale.

(xii) The Company and each of its Subsidiaries has good and marketable title to all property (whether real or personal) described in the Registration Statement and the Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus, except as would not materially impair the use or value thereof.  The property held under lease by the Company and each of its Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or such Subsidiary.

(xiii) To the knowledge of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Registration Statement and the Prospectus and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or be abandoned, within two (2) years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements incorporated by reference within the Registration Statement and the Prospectus, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(xiv) Neither the Company nor any of its Subsidiaries is (A) in violation of its Charter or similar organizational documents, or (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement, mortgage, deed of trust or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject (collectively, the "Material Contracts"); or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of (B) and (C) above, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xv) Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Company and its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(xvi) The Company has not distributed and will not distribute, prior to the completion of the Offering, any prospectus or other offering material in connection with the Offering other than the Registration Statement and the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that the Company has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 3(p) of this Agreement.

(xvii) The issuance and sale of the Shares as contemplated in this Agreement does not contravene the rules and regulations of the Nasdaq Capital Market. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Capital Market and the Company has taken no action designed to have the effect of terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Nasdaq Capital Market nor, except as disclosed in the Registration Statement or the Prospectus, has the Company received any notification that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Nasdaq Capital Market for maintenance of the listing of the Common Shares thereon.

(xviii) The Company has no subsidiaries other than those described in the Registration Statement or Prospectus (collectively, the "Subsidiaries").

(xix) Except as described in the Registration Statement or the Prospectus, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms.

(xx) Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary: (i) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (ii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in the case of each of clauses (i) and (ii), as would not reasonably be expected to result in a Material Adverse Effect.

(xxi) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of "at the market" offerings of the Shares in accordance with Rule 415 under the Securities Act.

(xxii) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(xxiii) The Company is not, and immediately after receipt of payment for the Shares, will not be, required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(xxiv) The Incorporated Documents, at the time they were or hereinafter are filed with the Commission, complied and will comply in all material respects with the requirements of the  Securities Act and the Exchange Act, and were filed on a timely basis with the Commission and no Incorporated Document contained or will contain an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, no representation is made herein regarding the representations, warranties and covenants, or any descriptions thereof, contained in any agreements or documents included as exhibits to the Incorporated Documents. There is no material document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which was not described or filed as required. Any descriptions of the terms of any of the foregoing contracts and agreements that are contained in the Registration Statement and the Prospectus are accurate and complete in all material respects.

(xxv) Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended.

(xxvi) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(xxvii) Neither the Company, any of its Subsidiaries, nor, to the knowledge of the Company, any director or officer of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxviii)  The Company and its Subsidiaries (i) are in compliance in all material respects with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder ("Environmental Laws"); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxix) No material labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

(xxx) Except as set forth in the Registration Statement, the Prospectus and the Company's other filings with the Commission, the Company has not, and to its knowledge no one acting on its behalf has,  taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(xxxi) Except as set forth in the Registration Statement, the Prospectus and the Company's other filings with the Commission, to the Company's knowledge, none of the Company, its Subsidiaries, or any of their respective affiliates (within the meaning of the Securities Act), has, prior to the date hereof, made any offers or sales of any security which are required to be "integrated" pursuant to the Securities Act with the offer and sale of the Shares pursuant to the Registration Statement.

(xxxii) The Company is not a "foreign private issuer" as defined in Rule 405 promulgated under the Securities Act.

(b) Any certificate signed by any officer of the Company and delivered to the Agents or the Agents' counsel shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

(c) At each Bringdown Date (as defined herein) and each Time of Sale, the Company shall be deemed to have affirmed each representation and warranty contained in or made pursuant to this Agreement as of such date as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares on such date).

2. Purchase, Sale and Delivery of Shares.

(a) At the Market Sales.  On the basis of the representations, warranties and agreements herein the Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, acting as sales agents, the Shares up to an aggregate offering price of $15,349,674; provided, however, that in no event shall the Company issue or sell through the Agents such number of Shares that (a) exceeds the number or dollar amount of Common Shares registered on the Registration Statement, pursuant to which the Offering is being made or (b) would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form S-3 (including, if applicable, General Instruction I.B.6 of Form S-3 (the lesser of (a) and (b), the "Maximum Amount")). Notwithstanding the foregoing, the Company agrees that it will provide the Agents with written notice of the remaining Maximum Amount available for sale of the Shares no less than one (1) business day prior to the date on which it makes the initial sale of Shares under this Agreement. As used herein, the terms "business day" means any day (other than Saturday, Sunday or any federal holiday in the United States) in which commercial banks in New York, New York are open for business.

(i) For purposes of selling the Shares through the Agents, the Company hereby appoints the Agents as exclusive agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement (and for the avoidance of doubt, not for any other purposes) and the Agents agree to use its commercially reasonable efforts to sell the Shares on the terms and subject to the conditions stated herein.

(ii) Each time the Company wishes to issue and sell the Shares hereunder (each, a “Transaction”), it will notify the Agent (the “Designated Agent”) by email or by telephone (confirmed promptly by facsimile or e-mail to the appropriate individual listed on Schedule D hereto using a form substantially similar to that set forth on Schedule C hereto) (a “Transaction Notice”) as to the maximum number of Shares to be sold by the Designated Agent on such day and in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one Trading Day (as defined below), and any minimum price below which sales may not be made.  The Transaction Notice shall originate from any of the individuals from the Company set forth on Schedule B (with a copy to each of the other individuals from the Company listed on such Schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule D, as such Schedule D may be amended from time to time. Subject to the terms and conditions hereof and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent shall promptly acknowledge the Transaction Notice by facsimile or e-mail (or by some other method mutually agreed to in writing by the parties) and shall use its commercially reasonable efforts to sell all of the Shares so designated by the Company in, and in accordance with the terms set forth in, the Transaction Notice; provided, however, that any obligation of the Designated Agent to use such commercially reasonable efforts shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement.  The gross sales price of the Shares sold under this Section 2(a) shall be equal to the market price for the Common Shares sold by the Designated Agent under this Section 2(a) on the Nasdaq Capital Market at the time of such sale.  For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

(iii) The Company or the Designated Agent may, upon notice to the other party hereto by email or by telephone (confirmed promptly by facsimile or e-mail to the respective individuals of the other party set forth on Schedule D hereto, which confirmation shall be promptly acknowledged by the other party), suspend the Offering for any reason and at any time, whereupon the Designated Agent shall so suspend the offering of Shares until further notice is provided by the other party to the contrary; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to the Shares sold hereunder prior to the receipt by the Designated Agent of such notice.  Each of the Designated Agent and the Company agree that no such notice under this Section 2(a)(iii) shall be effective against the other unless it is made to one of the individuals named on Schedule D hereto, as such Schedule may be amended from time to time.

(iv) The Company acknowledges and agrees that (A) there can be no assurance that the Designated Agent will be successful in selling the Shares, (B) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Designated Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(v) The Designated Agent may sell Shares by any method permitted by law to be an "at the market offering" as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the Nasdaq Capital Market, on any other existing trading market for the Common Shares or to or through a market maker.

(vi) The compensation to Maxim for sales of the Shares, as an agent of the Company, shall be a cash transaction fee equal to three percent (3.0%) (the “Transaction Fee”) of the gross sales price of all of the Shares sold pursuant to this Section 2(a). The remaining proceeds, after further deduction for any transaction or other fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).  Maxim shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(vii) The Designated Agent shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the Nasdaq Capital Market each day in which the Shares are sold under this Section 2(a) setting forth the number of the Shares sold on such day, the aggregate gross sale proceeds, the Net Proceeds to the Company, and the compensation payable by the Company to the Agents with respect to such sales.

(viii) All Shares sold pursuant to this Section 2(a) will be delivered by the Company to the Designated Agent for the accounts of the Agents on the first full business day following the date on which such Shares are sold, or at such other time and date as the Designated Agent and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, each such time and date of delivery being herein referred to as a "Settlement Date." On each Settlement Date, the Shares sold through the Designated Agent for settlement on such date shall be issued and delivered by the Company to the Designated Agent against payment of the Net Proceeds from the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent (i) to the Designated Agent or its designee's account (provided the Designated Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company ("DTC") or (ii) by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases (provided that such Shares were sold pursuant to the Registration Statement) shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to an account designated by the Company.  If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Designated Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agents any commission to which it would otherwise be entitled absent such default against payment of the Net Proceeds therefor by wire transfer of same day funds payable to the order of the Company at 9:00 a.m. New York City time. If the Designated Agent breaches this Agreement by failing to deliver the Net Proceeds on any Settlement Date for the shares delivered by the Company, the Designated Agent will pay the Company interest based on the effective prime rate until such proceeds, together with such interest, have been fully paid.

(ix) Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company's board of directors, a duly authorized committee thereof or a duly authorized executive officer, and notified to the Designated Agent in writing.  Under no circumstances shall the Company cause or request the offer or sale of any Shares at a price lower than the minimum price authorized from time to time by the Company's board of directors, duly authorized committee thereof or a duly authorized executive officer, and notified to the Designated Agent in writing.  Further, under no circumstances shall the aggregate offering amount of the Shares sold pursuant to this Agreement, exceed the Maximum Amount.

(x) Unless the exceptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are satisfied with respect to the Shares, the Company shall give the Agents at least one business day's prior notice of its intent to sell any Shares in order to allow the Agents time to comply with Regulation M.

(b) Nothing herein contained shall constitute the Agents an unincorporated association or partner with the Company.  Under no circumstances shall any Shares be sold pursuant to this Agreement after the date which is three years after the Registration Statement is first declared effective by the Commission.

3. Covenants.  The Company covenants and agrees with the Agents as follows:

(a) After the date hereof and through any Prospectus Delivery Period, prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement), Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus related to changes in this Agreement, the Company shall furnish to the Agents for review a copy of each such proposed amendment or supplement, allow the Agents a reasonable amount of time, and in no event less than one (1) Business Days, to review and comment on such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which Agents or their counsel may reasonably object; provided, that the foregoing shall not apply with regards to the filing by the Company of any reports on Form 10-K, Form 10-Q, Form 8-K and proxy statements or other Incorporated Document.  Subject to this Section 3(a), immediately following execution of this Agreement, if not previously prepared, the Company will prepare a prospectus supplement describing the selling terms of the Shares hereunder, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as Maxim and the Company may deem appropriate, and if requested by Maxim, a Permitted Free Writing Prospectus containing the selling terms of the Shares hereunder and such other information as the Company and Maxim may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus as supplemented and each such Permitted Free Writing Prospectus.

(b) After the date of this Agreement, the Company shall promptly advise the Agents in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission or for any amendments or supplements to the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (excluding any Incorporated Documents), (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus(excluding any Incorporated Documents), (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or (v) of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or, to the Company's knowledge, of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company may terminate this Agreement.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430B and 430C, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(c) From the date hereof through the later of (A) the termination of this Agreement and (B) the end of any applicable Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof,  the Base Prospectus, the Prospectus and any Permitted Free Writing Prospectus. If during any applicable Prospectus Delivery Period any event occurs as a result of which the Base Prospectus, the Prospectus, or any Permitted Free Writing Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during any applicable Prospectus Delivery Period it is necessary or appropriate in the opinion of the Company or its counsel or in the reasonable opinion of Maxim or counsel to the Agents to amend the Registration Statement or supplement the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Agents (or the Agents will notify the Company, as applicable), and Maxim shall suspend the offering and sale of any such Shares, and the Company will amend the Registration Statement or supplement the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance within the time period prescribed by the Securities Act or the Exchange Act.

(i) In case the Agents are required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Shares, a Prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.  The Company shall cause each amendment or supplement to any Base Prospectus or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document which would be deemed to be incorporated by reference therein, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(ii) If at any time following issuance of a Permitted Free Writing Prospectus there occurs an event or development as a result of which such Permitted Free Writing Prospectus would conflict with the information contained in the Registration Statement, the Base Prospectus or the Prospectus, or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Agents and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d) The Company shall use commercially reasonable efforts to take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as Maxim reasonably designates, if applicable, and to continue such qualifications in effect so long as required for the distribution of the Shares, except (i) that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state and (ii) to the extent such laws are pre-empted under the National Securities Markets Improvement Act of 1996, as amended.  The Company shall promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) The Company will furnish to the Agents and their counsel, to the extent requested, copies of the Registration Statement, the Base Prospectus, the Prospectus, any Permitted Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agents may from time to time reasonably request.

(f) The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.  If the Company makes any public announcement or release disclosing its results of operations or financial condition for a completed quarterly or annual fiscal period (each, an "Earnings Release") and the Company has not yet filed an Annual Report on Form 10-K,a Quarterly Report on Form 10-Q or a Current Report on Form 8-K with respect to such information, as applicable, then, prior to any sale of Shares, the Company shall be obligated to (x) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement shall include the applicable financial information or (y) file a Current Report on Form 8-K, which Form 8-K shall include the applicable financial information.

(g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including stock or transfer taxes and stamp or similar duties allocated to the respective transferees) incurred in connection with the registration, issue, sale and delivery of the Shares, (ii) all reasonable expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Base Prospectus, each Prospectus, any Permitted Free Writing Prospectus, and any amendment thereof or supplement thereto, and the producing, word-processing, printing, delivery, and shipping of this Agreement and other closing documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions) prepared by counsel, if required, and including the cost to furnish copies of each thereof to the Agents, (iii) all filing fees, (iv) listing fees, if any, and (v) all other costs and expenses of the Company customarily borne by issuers for transactions of the type set forth herein that are incident to the performance of its obligations hereunder.  The Company shall reimburse Maxim upon request for its reasonable and documented costs and out-of-pocket expenses incurred in connection with this Agreement, including the reasonable and documented fees and disbursements of the Agents' legal counsel, not to exceed, in the aggregate, US$40,000.  In addition, the Company shall pay Maxim US$2,500 for its legal fees each calendar quarter during the term of this Agreement during which a Bringdown Date occurs and the Company delivers a Transaction Notice.  All such reimbursements under this Agreement shall be paid in U.S. dollars.

(h) The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Base Prospectus, the Prospectus, and any Permitted Free Writing Prospectus.

(i) [Reserved].

(j) Notwithstanding any other provisions of this Agreement, the Company agrees that no sale of Shares shall take place, and the Company shall not request the sale of any Shares, and the Agents shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

(k) The Company shall not, at any time at or after the execution of this Agreement, offer or sell any of the Shares pursuant to this Agreement by means of any "prospectus" (within the meaning of the Securities Act), or use any "prospectus" (within the meaning of the Securities Act) in connection with the offer or sale of the Shares pursuant to this Agreement, in each case other than the Prospectus or any Permitted Free Writing Prospectus; provided that, for the avoidance of doubt, nothing herein shall restrict the Company from the use of a prospectus for the offer and sale of Shares for purposes other than pursuant to this Agreement; provided further that, for the avoidance of doubt, notwithstanding any other provisions of this Agreement, nothing herein shall restrict the Company from conducting sales pursuant to the Standby Equity Purchase Agreement, dated as of February 10, 2025, by and between the Company and YA II PN, LTD. (an affiliate of Yorkville).

(l) Until the termination of this Agreement, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation in violation of the Securities Act, the Exchange Act or the rules and regulations thereunder of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise violate any provision of Regulation M under the Exchange Act.

(m) The Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except as contemplated herein.

(n) During any applicable Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and current reports as required by the Rules and Regulations, including any extension afforded by Rule 12b-25 of the Exchange Act.

(o) Except as described in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2024 and in its quarterly reports on Form 10-Q for the quarters ending March 31, 2025, June 30, 2025 and September 30, 2025, the Company has maintained and will maintain, at all applicable times, such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company is made known to them by others within those entities.

(p) Each of the Company and Agents represent and agree that, neither the Company nor the Agents have made or will make any offer relating to the Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433 under the Securities Act, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 under the Securities Act, required to be filed with the Commission other than a Permitted Free Writing Prospectus.  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(q) (1) On or prior to the delivery of the first Transaction Notice issued hereunder, the Company shall cause Bennett Jones LLP, counsel for the Company, to furnish to the Agents its written opinion in form and substance reasonably acceptable to the Agents' counsel, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Company, to furnish to the Agents its written opinion and negative assurance letter in form and substance reasonably acceptable to the Agents' counsel.

(2) on each date when the Company (A) amends or supplements (other than a supplement to a Prospectus filed pursuant to Rule 424(b) under the Securities Act relating solely to the offering of securities other than the Shares) the Registration Statement or Prospectus by means of a post-effective amendment, sticker, or supplement with previously undisclosed financial information but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares, (B) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended material financial information or a material amendment to the previously filed Form 10-K) or (C) files a report on Form 10-Q containing quarterly financial information that is incorporated by reference in the Registration Statement and Prospectus (each of the dates in (A) through (C) are referred to herein as a "Bringdown Date"), the Company shall cause Bennett Jones LLP, counsel for the Company, to furnish to the Agents its opinion in form and substance reasonably acceptable to the Agents' counsel, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Company, to furnish to the Agents its written opinion and negative assurance letter, each dated as of a date within ten (10) days after the applicable Bringdown Date, addressed to the Agents and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions. With respect to this Section 3(p)(2), in lieu of delivering such opinions or letters for Bringdown Dates subsequent to the date of effectiveness of the Registration Statement, such counsel may furnish the Agents with a letter (a "Reliance Letter") to the effect that the Agents may rely upon a prior opinion or letter delivered under Section 3(p)(1) or this Section 3(p)(2) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of such Reliance Letter); provided, however, the requirement to provide opinions and letters under this Section 3(p)(2) is hereby waived for any Bringdown Date occurring at a time at which no Transaction Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Notice hereunder and the next occurring Bringdown Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bringdown Date when the Company relied on such waiver and did not provide the Agents with opinions and letters under this Section 3(p)(2), then, before the Company delivers the Transaction Notice or the Agents sell any Shares, the Company shall cause Bennett Jones LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP to furnish to the Agents its opinion or Reliance letter and negative assurance letter, as applicable, each dated the date of the Transaction Notice.

(r) On or prior to the delivery of the first Transaction Notice issued hereunder and within ten (10) days after the Company files an annual report on Form 10-K under the Exchange Act (a "Comfort Bringdown Date"), the Company shall cause EisnerAmper LLP or its other independent accountants (the "Auditor") to deliver to the Agents (x) a customary comfort letter (the initial letter, the "Initial Comfort Letter," and each subsequent letter, a "Bringdown Comfort Letter") addressed to Agents, in form and substance satisfactory to Maxim, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating the conclusions and findings of said firm with respect to the financial information and other matters and (y) a letter updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and as modified as necessary to relate to the date of such letter; provided, however, the requirement to provide a Bringdown Comfort Letter under this Section 3(q) is hereby waived for any Comfort Bringdown Date occurring at a time at which no Transaction Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Notice hereunder and the next occurring Comfort Bringdown Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Comfort Bringdown Date when the Company relied on such waiver and did not provide the Agents with a Bringdown Comfort Letter under this Section 3(q), then before the Company delivers the Transaction Notice or the Agents sell any Shares, the Company shall cause the Auditor, or other independent accountants reasonably satisfactory to Maxim, to deliver to the Agents a Bringdown Comfort Letter dated the date of the Transaction Notice.

(s) On or prior to the delivery of the first Transaction Notice issued hereunder and each Bringdown Date, the Company shall furnish to the Agents a certificate, dated as of a date within ten (10) days after the applicable Bringdown Date and addressed to the Agents, signed by the chief executive officer and chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct in all material respects as if made at and as of the date of the certificate, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the certificate;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale or notice that would prevent use of the Registration Statement, nor suspending or preventing the use of the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body;

(iii) The Shares to be sold on that date have been duly and validly authorized by the Company and all corporate action required to be taken for the authorization, issuance and sale of the Shares on that date has been validly and sufficiently taken;

(iv) Subsequent to the respective dates as of which information is given in the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, as amended and supplemented, there has not been any Material Adverse Effect or any development that would reasonably be likely to result in a Material Adverse Effect (whether or not arising in the ordinary course of business), or any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company; and

(v) Except as stated in the Base Prospectus, the Prospectus, and any Permitted Free Writing Prospectus, as amended and supplemented, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which would reasonably be likely to result in any Material Adverse Effect; provided, however, the requirement to provide a certificate under this Section 3(r) is hereby waived for any Bringdown Date occurring at a time at which no Transaction Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Notice hereunder and the next occurring Bringdown Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bringdown Date when the Company relied on such waiver and did not provide Agents with a certificate under this Section 3(r), then before the Company delivers the Transaction Notice or the Agents sell any Shares, the Company shall provide the Agents with a certificate dated the date of the Transaction Notice.

(t) A reasonable time prior to each Bringdown Date, the Company, if so requested by Maxim, shall conduct a due diligence session, in form and substance, satisfactory to Maxim, which shall include representatives of the management of the Company and, in the case of a Comfort Bringdown Date, the Auditor.

(u) The Company shall disclose in its annual report on Form 10-K and its reports on Form 10-Q with quarterly financial information the number of Shares sold through the Agents under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement.

(v) The Company shall ensure that there are at all times sufficient Common Shares to provide for the issuance, free of any preemptive rights, of the maximum aggregate number of Shares authorized for issuance by the Company's board of directors pursuant to the terms of this Agreement. The Company will use its reasonable best efforts to cause the Shares to be listed on the Nasdaq Capital Market, and to maintain such listing.  The Company shall cooperate with the Agents and use its reasonable efforts to permit Shares to be eligible for clearance and settlement through the facilities of DTC.

(w) At any time during the term of this Agreement, the Company will advise the Agents promptly after it receives notice or obtains knowledge of any information or fact that would alter or affect any opinion, certificate, letter and other documents provided to the Agents pursuant to Section 3 herein.

(x) Subject to compliance with any applicable requirements of Regulation M under the Exchange Act and compliance with applicable securities laws, the Company consents to the Agents trading in Common Shares for the Agents' own account and for the account of its clients (in compliance with all applicable laws) at the same time as sales of the Shares occur pursuant to this Agreement.

(y) If to the knowledge of the Company, any condition set forth in Section 4 of this Agreement shall not have been satisfied on the applicable Settlement Date or will not be satisfied on or prior to the date required by this Agreement, the Company will offer to any person who has agreed to purchase the Shares on such Settlement Date from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.

(z) On or prior to the delivery of the first Transaction Notice issued hereunder, the Company shall furnish to the Agents an incumbency certificate, dated as of such date and addressed to Agents, signed by the secretary of the Company.

(aa) Each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date (other than those representations and warranties made as of a specified date or time), and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(bb) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(cc) The Company shall cooperate with the Agents and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(dd) [Reserved].

(ee) To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, prior to the delivery of a Transaction Notice, the Company shall file a new registration statement with respect to any additional Common Shares necessary to complete such sales of the Shares subject to the Company meeting the eligibility requirements for use of Form S-3 and shall cause such registration statement to become effective as promptly as practicable.  After the effectiveness of any such registration statement, all references to "Registration Statement" included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to "Base Prospectus" included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

4. Conditions of Agents' Obligations.  The obligations of the Agents hereunder are subject to (i) the accuracy of, as of the date hereof, each Bringdown Date, and each Time of Sale (in each case, as if made at such date), and compliance with, all representations, warranties and agreements of the Company contained herein, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) If the filing of the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Permitted Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall have become and remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Base Prospectus, the Prospectus, any Permitted Free Writing Prospectus or otherwise) shall have been complied with to Maxim's satisfaction.

(b) The Agents shall not have advised the Company that the Registration Statement, the Base Prospectus, the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, contains an untrue statement of fact which, in Maxim's opinion, is material, or omits to state a fact which, in Maxim's opinion, is material and is required to be stated therein or is necessary to make the statements therein (i) with respect to the Registration Statement, not misleading and (ii) with respect to the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, in light of the circumstances under which they were made, not misleading.

(c) The Company shall have performed each of its obligations under Section 3(q).

(d) The Company shall have performed each of its obligations under Section 3(r).

(e) The Company shall have performed each of its obligations under Section 3(s).

(f) FINRA shall not have raised any objection to the fairness and reasonableness of the terms and arrangements under this Agreement.

(g) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(h) The Company shall have furnished to the Agents and their counsel such additional documents, certificates and evidence as they may have reasonably requested.

(i) Trading in the Common Shares shall not have been suspended on the Nasdaq Capital Market.  The Shares shall have been listed and authorized for trading on the Nasdaq Capital Market prior to the first Settlement Date, and satisfactory evidence of such actions shall have been provided to the Agents and their counsel, which may include oral confirmation from a representative of the Nasdaq Capital Market.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Maxim and the Agents' counsel. The Company will furnish the Agents with such conformed copies of such opinions, certificates, letters and other documents as Maxim shall reasonably request.

5. Indemnification and Contribution.

The Company agrees to indemnify and hold harmless the Agents and each of the other Indemnified Parties (as defined below) from and against any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable and documented legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursuing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, "Losses"), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with this Agreement, including, without limitation, any act or omission by the Agents in connection with their acceptance of or the performance or non-performance of its obligations under the Agreement, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any agency agreement), or the enforcement by the Agents of their rights under the Agreement or these indemnification provisions, an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Base Prospectus, the Prospectus, or any amendment or supplement thereto or any Permitted Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case except (i) to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Base Prospectus, the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus in reliance upon and in conformity with the Agent Information (as defined below) or (ii) that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the fraud, gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.  The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with this Agreement for any other reason, except (i) to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's fraud, gross negligence or willful misconduct or (ii) as provided in Section 5(b). This indemnity agreement will be in addition to any liability that the Company otherwise might have.

(i) These indemnification provisions shall extend to the following persons (collectively, the "Indemnified Parties"):  Maxim, its managers, members, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, stockholders, members managers, employees and controlling persons of any of them.  These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

(ii) If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify.  An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the reasonable and documented fees, expenses and disbursements of such counsel shall be borne by the Company.  Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company.  The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company's written consent.  The Company shall not, without the prior written consent of Maxim, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

(b) The Agents will indemnify and hold harmless the Company and its affiliates, employees, officers and directors and each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, legal counsel, agents and controlling persons of any of them (the "Company Indemnified Parties") from and against any Losses to which the Company or the Company Indemnified Parties may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Maxim), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, any Base Prospectus, the Prospectus, or any amendment or supplement thereto or any Permitted Free Writing Prospectus, but only and solely to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Base Prospectus, the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the preparation thereof, it being understood and agreed that the only information furnished by the Agents consists of the information described as such in Section 5(b)(ii) hereof, by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(i) The Agents confirm and the Company acknowledges that as of the date hereof no information has been furnished in writing to the Company by or on behalf of the Agents specifically for inclusion in the Registration Statement, any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, Prospectus, other than information about the Agents included in the Prospectus Supplement under the heading "Plan of Distribution" (the "Agent Information").

(c) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering received by the Company and the total compensation received by the Agents from the sale of the Shares on behalf of the Company (including any commissions).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (c) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (c).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (c).  Notwithstanding the provisions of this subsection (c), the Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) Neither termination of this Agreement nor completion of the Offering shall affect these indemnification provisions which shall remain operative and in full force and effect.  The indemnification provisions shall be binding upon the Company and the Agents and their respective successors and assigns and shall inure to the benefit of the Indemnified Parties and the Company Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

6. Representations and Agreements to Survive Delivery.  All representations and warranties of the Company herein or in certificates delivered pursuant hereto, and agreements of the Agents and the Company herein, including but not limited to the agreements of the Agents and the Company contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agents or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Agents hereunder.

7. Termination of this Agreement. (a) An Agent may terminate this Agreement with respect to itself, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that would have a Material Adverse Effect that, in the sole judgment of such Agent, is material and adverse and makes it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (3) if trading in the Common Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(g) (Payment of Expenses), Section 5 (Indemnification and Contribution), Section 6 (Representations and Agreements to Survive Delivery), Section 12 (Governing Law) and Section 16 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If an Agent elects to terminate this Agreement as provided in this Section 13(a), such Agent shall provide the required notice as specified in Section 9 (Notices).

(b) The Company shall have the right, by giving five (5) days' notice as hereinafter specified to terminate this Agreement in its entirety or with respect to any one or multiple of the Agents, in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(g) (Payment of Expenses), Section 5 (Indemnification and Contribution), Section 6 (Representations and Agreements to Survive Delivery), Section 12 (Governing Law) and Section 16 (Waiver of Jury Trial)  hereof shall remain in full force and effect notwithstanding such termination.

(c) Each Agent shall have the right, by giving five (5) days' notice as hereinafter specified to terminate this Agreement with respect to itself in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(g) (Payment of Expenses), Section 5 (Indemnification and Contribution), Section 6 (Representations and Agreements to Survive Delivery), Section 12 (Governing Law) and Section 16 (Waiver of Jury Trial)  hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 7, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Agents on the terms and subject to the conditions set forth herein except that the provisions of Section 3(g) (Payment of Expenses), Section 5 (Indemnification and Contribution), Section 6 (Representations and Agreements to Survive Delivery), Section 12 (Governing Law) and Section 16 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 7(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 3(g) (Payment of Expenses), Section 5 (Indemnification and Contribution), Section 6 (Representations and Agreements to Survive Delivery), Section 12 (Governing Law) and Section 16 (Waiver of Jury Trial)  shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to an Agent for any discount, commission or other compensation with respect to any Shares not otherwise sold by an Agent under this Agreement. To the extent this Agreement is terminated by one Agent or by the Company with respect to one Agent pursuant to Sections 7(a) (b) or (c) above, this Agreement shall terminate only with respect to such Agent and shall remain in full force and effect with respect to the Company and the other Agents, unless and until terminated pursuant to Sections 7(a), (b), (c), or (d) above.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by an Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

8. Default by the Company.  If the Company shall fail at any Settlement Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Agents or, except as provided in Section 3(g) hereof, any non-defaulting party.  No action taken pursuant to this Section 8 shall relieve the Company from liability, if any, in respect of such default, and the Company shall (A) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agents any commission to which it would otherwise be entitled absent such default.

9. Notices.  Except as otherwise provided herein, all communications under this Agreement shall be in writing and, if to the Agents, shall be mailed, delivered or sent by facsimile or email transmission to:

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022

Attention: Clifford A. Teller, Co-President

Fax: (212) 895-3783

email: cteller@maximgrp.com.

and

Yorkville Securities, LLC
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Senior Managing Director & Legal Counsel
Telephone: (310) 909-3617
Email: Legal@yorkvillesecurities.com

with a required copy (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square

New York, New York 10036

Attention: M. Ali Panjwani, Esq.

Fax: (212) 326-0806

Email: ali.panjwani@pryorcashman.com.

Notices to the Company shall be given to it at:

Medicus Pharma Ltd.

300 Conshohocken State Rd., Suite 200

W. Conshohocken, PA 19428

Attention: Executive Chairman and Chief Executive Officer

with a required copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Christopher J. Cummings

Email: ccummings@paulweiss.com

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

10. Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 5.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Agents.

11. Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Agents have been retained solely to act as an sales agent and/or principal in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Agents have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agents have advised or are advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Agents and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Agents and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agents have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Agents are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Agents, and not on behalf of the Company; and (e) it waives to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Agents shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflict of laws rules that would apply the laws of any other jurisdiction.

13. Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

14. Adjustments for Stock Splits.  The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, consolidation, stock dividend or similar event effected with respect to the Shares.

15. Entire Agreement; Amendment; Severability; Headings.  This Agreement (including all schedules and exhibits attached hereto and transaction notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.

16. Waiver of Jury Trial.  Each of the Company and the Agents hereby waive any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

17. Tail Financing. The tail financing provision in Section 4(k)(ii) of the Underwriting Agreement by and between the Company and Maxim, dated November 13, 2024 (the "Underwriting Agreement") shall remain in full force and effect. Nothing in this Agreement shall be construed to void or abridge or extend the terms of such tail-financing provision.

18. Right of First Refusal. The right of first refusal provision in Section 4(k)(iii) of the Underwriting Agreement shall remain in full force and effect. Nothing in this Agreement shall be construed to void or abridge or extend the terms of such right of first refusal provision.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed duplicate of this Agreement, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Agents in accordance with its terms.

Very truly yours,

MEDICUS PHARMA LTD.

By:	/s/ Raza Bokhari
Name: Dr. Raza Bokhari
Title: Chief Executive Officer & Executive Chairman

Confirmed as of the date first
above mentioned.

MAXIM GROUP LLC

By:     /s/ Ritesh Veera
 Name: Ritesh Veera
 Title: Co-Head of Investment Banking

YORKVILLE SECURITIES, LLC

By:     /s/ Troy Rillo
 Name: Troy Rillo
 Title:  Co-CEO

Schedule A

Permitted Free Writing Prospectus

None.

Schedule A-1

Schedule B

Individuals Permitted to Authorize Sales of Shares

  Raza Bokhari

  Carolyn Bonner

Schedule B-1

Schedule C

Form of Transaction Notice

From: Medicus Pharma Ltd.

To: [Maxim Group LLC] [Yorkville Securities, LLC]

Subject:  Transaction Notice

Date: [•], 202__

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Medicus Pharma Ltd. (the "Company"), and Maxim Group LLC and Yorkville Securities, LLC (collectively, the "Agents"), dated December [-], 2025, the Company hereby requests that Maxim Group LLC sell up to [•] of the Company's common shares, no par value, at a minimum market price of $[•] per share, during the time period beginning [month, day, time] and ending [month, day, time].

Schedule C-1

Schedule D

Individual to Which Notice Can Be Given

Schedule D-1